EXHIBIT 99.3

Item 1. Financial Statements

INSITUFORM TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per share amounts)

	For the Three Months Ended March 31,
	2008	2007

Revenues	$ 125,927	$ 114,982
Cost of revenues	99,041	94,599
Gross profit	26,886	20,383
Operating expenses	23,631	24,185
Operating income (loss)	3,255	(3,802)
Other income (expense):
Interest expense	(1,227)	(1,493)
Interest income	848	949
Other	767	702
Total other income	388	158
Income (loss) before taxes on income (tax benefits)	3,643	(3,644)
Taxes on income (tax benefits)	1,074	(710)
Income (loss) before minority interests and equity in losses of affiliated companies	2,569	(2,934)
Minority interests	(156)	(48)
Equity in losses of affiliated companies	(383)	(306)
Income (loss) from continuing operations	2,030	(3,288)
Loss from discontinued operations, net of tax	(87)	(11,988)
Net income (loss)	$ 1,943	$ (15,276)

Earnings (loss) per share:
Basic:
Income (loss) from continuing operations	$ 0.07	$ (0.12)
Loss from discontinued operations	(0.00)	(0.44)
Net income (loss)	$ 0.07	$ (0.56)
Diluted:
Income (loss) from continuing operations	$ 0.07	$ (0.12)
Loss from discontinued operations	(0.00)	(0.44)
Net income (loss)	$ 0.07	$ (0.56)

The accompanying notes are an integral part of the consolidated financial statements.

INSITUFORM TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands, except share amounts)

	March 31, 2008	December 31, 2007
Assets
Current assets
Cash and cash equivalents	$ 88,783	$ 78,961
Restricted cash	2,781	2,487
Receivables, net	90,638	85,774
Retainage	22,425	23,444
Costs and estimated earnings in excess of billings	37,639	40,590
Inventories	17,849	17,789
Prepaid expenses and other assets	28,991	28,975
Current assets of discontinued operations	23,130	31,269
Total current assets	312,236	309,289
Property, plant and equipment, less accumulated depreciation	72,813	73,368
Other assets
Goodwill	122,566	122,560
Other assets	26,284	26,532
Total other assets	148,850	149,092
Non-current assets of discontinued operations	9,287	9,391

Total Assets	$ 543,186	$ 541,140

Liabilities and Stockholders’ Equity
Current liabilities
Current maturities of long-term debt and line of credit	$ 365	$ 1,097
Accounts payable and accrued expenses	91,630	87,935
Billings in excess of costs and estimated earnings	9,813	8,602
Current liabilities of discontinued operations	8,918	14,830
Total current liabilities	110,726	112,464
Long-term debt, less current maturities	65,000	65,000
Other liabilities	6,483	7,465
Non-current liabilities of discontinued operations	1,048	953
Total liabilities	183,257	185,882
Minority interests	2,895	2,717

Stockholders’ equity
Preferred stock, undesignated, $.10 par – shares authorized 2,000,000; none outstanding	–	–
Common stock, $.01 par – shares authorized 60,000,000; shares issued and outstanding 27,750,677 and 27,470,623	278	275
Additional paid-in capital	105,220	104,332
Retained earnings	240,919	238,976
Accumulated other comprehensive income	10,617	8,958
Total stockholders’ equity	357,034	352,541

Total Liabilities and Stockholders’ Equity	$ 543,186	$ 541,140

The accompanying notes are an integral part of the consolidated financial statements.

INSITUFORM TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	For the Three Months Ended March 31,
	2008	2007

Cash flows from operating activities:
Net income (loss)	$ 1,943	$ (15,276)
Loss from discontinued operations	(87)	(11,988)
Income (loss) from continuing operations	2,030	(3,288)
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	3,968	4,152
Gain on sale of fixed assets	(1,118)	(471)
Equity-based compensation expense	901	1,664
Deferred income taxes	(2,021)	(2,280)
Other	(1,784)	3,911
Changes in operating assets and liabilities:
Restricted cash	(294)	(354)
Receivables net, retainage and costs and estimated earnings in excess of billings	2,228	7,224
Inventories	1	(391)
Prepaid expenses and other assets	(1,496)	710
Accounts payable and accrued expenses	4,281	(10,358)
Net cash provided by operating activities of continuing operations	6,696	519
Net cash provided by (used in) operating activities of discontinued operations	1,487	(3,949)
Net cash provided by (used in) operating activities	8,183	(3,430)

Cash flows from investing activities:
Capital expenditures	(3,151)	(4,199)
Proceeds from sale of fixed assets	644	78
Net cash used in investing activities of continuing operations	(2,507)	(4,121)
Net cash used in investing activities of discontinued operations	(5)	(246)
Net cash used in investing activities	(2,512)	(4,367)

Cash flows from financing activities:
Proceeds from issuance of common stock	–	637
Additional tax benefit from stock option exercises recorded in additional paid-in capital	–	45
Principal payments on notes payable	(732)	(727)
Principal payments on long-term debt	–	(15,713)
Proceeds from lines of credit	–	5,000
Net cash used in financing activities	(732)	(10,758)
Effect of exchange rate changes on cash	4,883	1,838
Net increase (decrease) in cash and cash equivalents for the period	9,822	(16,717)
Cash and cash equivalents, beginning of period	78,961	96,393
Cash and cash equivalents, end of period	$ 88,783	$ 79,676

The accompanying notes are an integral part of the consolidated financial statements.

INSITUFORM TECHNOLOGIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

1.	GENERAL

The accompanying unaudited consolidated financial statements of Insituform Technologies, Inc. and its subsidiaries (“Insituform” or the “Company”) reflect all adjustments (consisting only of normal recurring adjustments) that are, in the opinion of management, necessary for a fair presentation of the Company’s financial position, results of operations and cash flows. The unaudited consolidated financial statements have been prepared in accordance with the requirements of Form 10-Q and, consequently, do not include all the disclosures normally made in an Annual Report on Form 10-K. Accordingly, the unaudited consolidated financial statements included herein should be read in conjunction with the audited consolidated financial statements and footnotes included in the Company’s 2007 Annual Report on Form 10-K.

The results of operations for the three months ended March 31, 2008 are not necessarily indicative of the results to be expected for the full year.

2.        ACCOUNTING POLICIES

Principles of Consolidation

For purposes of presentation on the consolidated statements of cash flows, the Company eliminates, in consolidation, the settlement of certain intercompany payables and receivables between the discontinued tunneling operations and the Insituform parent or other subsidiaries. Accordingly, cash flows from operating activities of our discontinued operations is presented before the transfer of cash in settlement of intercompany activity. The consolidated statements of cash flows for the three months ended March 31, 2008 and 2007 has been conformed to this manner of presentation, resulting in a change in previously reported amounts of $1.5 million and $4.2 million, respectively, representing a decrease in operating cash flows of continuing operations and an increase in operating cash flows of discontinued operations from amounts previously reported in the 2008 period and an increase in operating cash flows of continuing operations and a decrease in operating cash flows of discontinued operations from amounts previously reported in the 2007 period. Net cash flows from operating activities in total were not affected by these changes.

Newly Adopted Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Standards (“SFAS”) No. 157, Fair Value Measurements (“SFAS No. 157”), which defines fair value, establishes a framework for consistently measuring fair value under GAAP and expands disclosures about fair value measurements. SFAS No. 157 became effective for the Company on January 1, 2008. SFAS No. 157 establishes a hierarchy in order to segregate fair value measurements using quoted prices in active markets for identical assets or liabilities, significant other observable inputs and significant unobservable inputs. For assets and liabilities that are measured at fair value on a recurring basis, SFAS No. 157 requires disclosure of information that enables users of financial statements to assess the inputs used to determine fair value based on the aforementioned hierarchy. See Note 10 for further information regarding our assets and liabilities that are measured at fair value on a recurring basis.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB Statement No. 115 (“SFAS No. 159”). SFAS No. 159 permits entities to choose to measure eligible items at fair value at specified election dates and report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. SFAS No. 159 was effective for the Company on January 1, 2008. However, the Company has not elected to apply the provisions of SFAS No. 159 to any of our financial assets and financial liabilities, as permitted by the Statement.

Accounting Pronouncements Not Yet Adopted

In December 2007, the FASB issued SFAS No. 141(R), Business Combinations (“SFAS No. 141(R)”) which replaces SFAS No. 141, Business Combinations, and requires the acquirer of a business to recognize and measure the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree at fair value. SFAS No. 141(R) also requires transaction costs related to the business combination to be expensed as incurred. SFAS No. 141(R) is effective for business combinations for which the acquisition date is on or after fiscal years beginning after December 15, 2008. Management does not believe that adoption of this statement will have a material impact on the Company’s consolidated financial position or results of operations.

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements (“SFAS No. 160”). This Statement amends ARB No. 51, Consolidated Financial Statements, to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. SFAS No. 160 is effective for fiscal years beginning after December 15, 2008. We are currently evaluating the effect that the adoption of SFAS No. 160 will have on our consolidated financial position, results of operations and cash flows; however the Company does have certain noncontrolling interests in consolidated subsidiaries. If SFAS No. 160 had been applied as of March 31, 2008, the $2.9 million reported as minority interest in the liabilities section on our consolidated balance sheet would have been reported as $2.9 million of noncontrolling interest in subsidiaries in the equity section of our consolidated balance sheet.

3.        SHARE INFORMATION

Earnings (loss) per share have been calculated using the following share information:

	Three Months Ended
	March 31,
	2008	2007
Weighted average number of common shares used for basic EPS	27,470,623	27,254,380
Effect of dilutive stock options and restricted stock	463,346	–
Weighted average number of common shares and dilutive potential common stock used in dilutive EPS	27,933,969	27,254,380

The effect of in-the-money stock options, restricted stock, restricted stock units and deferred stock units of 419,088 were not considered in the calculation of loss per share in the three-month period ended March 31, 2007 as the effect would have been anti-dilutive.

The Company excluded 708,384 and 204,930 stock options in the three-month periods ended March 31, 2008 and 2007, respectively, from the diluted earnings per share calculations for the Company’s common stock because they were anti-dilutive as their exercise prices were greater than the average market price of common shares for each period.

4.        DISCONTINUED OPERATIONS

On March 29, 2007, the Company announced plans to exit its tunneling business in an effort to better align its operations with its long-term strategic initiatives. In the years leading up to 2007, operating results in the tunneling business caused the Company to divert cash away from its pursuit of international and inorganic growth. The tunneling business also was management intensive. The closure has enabled the Company to realign its management structure and reallocate management resources and Company capital to implement its long-term strategy.

The Company has classified the results of operations of its tunneling business as discontinued operations for all periods presented.  Substantially all existing tunneling business activity had been completed in early 2008.

In the first quarter of 2008, the Company recorded a net closure charge reversal of $0.5 million related to employee termination benefits, retention incentives and equipment and other asset transactions. In the first quarter of 2007, the Company recorded $16.8 million in closure costs related to the tunneling business. The Company recorded a total of $4.8 million (pre-tax) related to closure activities, including expense for $3.6 million (pre-tax) associated with lease terminations and buyouts, $1.1 million (pre-tax) for employee termination benefits and retention incentives and $0.1 million related to debt financing fees paid on March 28, 2007 in connection with certain amendments to the Company’s Senior Notes and credit facility relating to the closure of the tunneling business. The Company also incurred impairment charges for goodwill and other intangible assets of $9.0 million in the first quarter of 2007. In addition, in 2007, the Company recorded charges totaling $3.0 million (pre-tax) for equipment and other assets.

Operating results for discontinued operations are summarized as follows for the three months ended March 31 (in thousands):

	2008	2007

Revenues	$ 5,608	$ 15,966
Gross profit (loss)	(34)	187
Operating expenses	513	1,043
Closure charges (reversals) of tunneling business	(477)	16,843
Operating loss	(70)	(17,699)
Loss before tax benefits	(132)	(17,660)
Tax benefits	(45)	(5,672)
Net loss	(87)	(11,988)

Balance sheet data for discontinued operations was as follows at March 31, 2008 and December 31, 2007 (in thousands):

	March 31, 2008	December 31, 2007

Receivables, net	$ 4,963	$ 9,001
Retainage	8,262	9,122
Costs and estimated earnings in excess of billings	8,084	9,063
Property, plant and equipment, less accumulated depreciation	6,298	6,434
Total assets	32,417	40,660
Billings in excess of costs and estimated earnings	387	2,768
Total liabilities	9,966	15,783

5.        ACQUIRED INTANGIBLE ASSETS

Acquired intangible assets include license agreements, customer relationships and patents and trademarks.  Intangible assets at March 31, 2008 and December 31, 2007 were as follows (in thousands):

		As of March 31, 2008			As of December 31, 2007
	Weighted Average Useful Lives (Years)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount

License agreements	23	$ 3,894	$ (2,017)	$ 1,877	$ 3,894	$ (1,976)	$ 1,918
Customer relationships	15	1,797	(541)	1,256	1,797	(512)	1,285
Patents and trademarks	13	18,414	(13,688)	4,726	17,942	(13,613)	4,329
Total		$ 24,105	$ (16,246)	$ 7,859	$ 23,633	$ (16,101)	$ 7,532

	2008	2007
For the three months ended March 31:
Aggregate amortization expense:	$ 63	$ 70

Estimated amortization expense:
For year ending December 31, 2008	708
For year ending December 31, 2009	860
For year ending December 31, 2010	804
For year ending December 31, 2011	748
For year ending December 31, 2012	705

6.        LONG-TERM DEBT AND CREDIT FACILITY

Senior Notes

On March 28, 2007, the Company amended its $65.0 million Senior Notes, Series 2003-A, due April 24, 2013, to include in the definition of EBITDA all non-recurring charges taken during the year ended December 31, 2007 relating to the Company’s exit from the tunneling operation to the extent deducted in determining consolidated net income for such period, subject to a maximum amount of $34.2 million. In connection with the amendment, the Company paid the noteholders an amendment fee of 0.05% of the outstanding principal balance of Senior Notes, or $32,500.

In February 2007, the Company made the final scheduled payment of $15.7 million on its Senior Notes, Series A, due February 14, 2007.

Credit Facility

On April 4, 2008, the Company amended its $35.0 million credit facility with Bank of America, N.A., to extend the maturity date of the credit facility to April 30, 2009 and increase the Company’s borrowing rates on Eurodollar loans and letters of credit by 0.25% (now ranging from 1.25% to 2.25%), among other things.

On March 28, 2007, the Company amended its $35.0 million credit facility with Bank of America, N.A., to incorporate by reference certain amendments to its Senior Notes, Series 2003-A, due April 24, 2013, described above. In connection with the amendment, the Company paid Bank of America, N.A., an amendment fee of 0.05% of the borrowing capacity of the credit facility, or $17,500.

At March 31, 2008, the Company had $15.4 million in letters of credit issued and outstanding under a credit facility with Bank of America, $14.5 million of which was collateral for the benefit of certain of the Company’s insurance carriers and $0.9 million was collateral for work performance. The $35.0 million credit facility allows the Company to borrow under a line of credit and/or through standby letters of credit. There were no other outstanding borrowings under the line of credit facility at March 31, 2008, resulting in $19.6 million in available borrowing capacity under the line of credit facility as of that date.

During 2007, there was financing of certain annual insurance premiums in the amount of $2.6 million, of which $0.7 million was repaid in the first quarter of 2008. $0.4 million remained outstanding at March 31, 2008. These notes will be repaid in full during 2008.

At March 31, 2008 and 2007, the Company had no borrowings on the credit facility.

Debt Covenants

At March 31, 2008, the Company was in compliance with all of its debt covenants as required under the Senior Notes and credit facility. The Company believes it has adequate resources to fund future cash requirements and debt repayments for at least the next twelve months with cash generated from operations, existing cash balances, additional short- and long-term borrowing and the sale of assets.

Under the terms of the Senior Notes, Series 2003-A, prepayment could cause the Company to incur a “make-whole” payment to the holder of the notes. At March 31, 2008, this make-whole payment would have approximated $11.7 million.

7.        EQUITY-BASED COMPENSATION

At March 31, 2008, the Company had two active equity-based compensation plans under which equity-based awards may be granted, including stock appreciation rights, restricted shares of common stock, performance awards, stock options and stock units. There were 2.2 million shares authorized for issuance under these plans. At March 31, 2008, approximately 1.4 million shares remained available for future issuance under these plans.

Stock Awards

Stock awards, which include restricted stock shares and restricted stock units, of the Company’s common stock are awarded from time to time to executive officers and certain key employees of the Company. Stock award compensation is recorded based on the award date fair value and charged to expense ratably through the restriction period. Forfeitures of unvested stock awards cause the reversal of all previous expense recorded as a reduction of current period expense.

A summary of stock award activity during the first quarter of 2008 follows:

	Stock Awards	Weighted Average Award Date Fair Value
Outstanding at January 1, 2008	102,089	$ 19.39
Awarded	286,677	12.78
Vested	–	–
Forfeited	–	–
Outstanding at March 31, 2008	388,766	$ 14.50

Expense associated with stock awards was $0.4 million and $0.3 million in the first quarter of 2008 and 2007, respectively. Unrecognized pre-tax expense of $4.3 million related to stock awards is expected to be recognized over the weighted average remaining service period of 3.1 years for awards outstanding at March 31, 2008.

Deferred Stock Unit Awards

Deferred stock units are awarded to directors of the Company and represent the Company’s obligation to transfer one share of the Company’s common stock to the grantee at a future date and generally are fully vested on the date of grant. In addition, certain awards of deferred stock units were made in connection with the service of the Company’s Chairman of the Board, Alfred L. Woods, as the Company’s Interim Chief Executive Officer from August 13, 2007 to April 14, 2008. These awards vested on April 14, 2008. The expense related to the issuance of deferred stock units is recorded according to vesting.

A summary of deferred stock unit activity during the first quarter of 2008 follows:

	Deferred Stock Units		Weighted Average Award Date Fair Value
Outstanding at January 1, 2008	155,098		$18.51
Awarded	26,236	(1)	13.34
Shares distributed	(17,382)		20.78
Outstanding at March 31, 2008	163,952		$17.44

(1)
Mr. Woods was awarded 26,236 deferred stock units on March 3, 2008 as compensation for his service as Interim Chief Executive Officer for the period from February 13, 2008 through August 12, 2008. Pursuant to the terms of the award agreement, however, the amount of deferred stock units vested on April 14, 2008 was adjusted downward to 8,745 deferred stock units to reflect his actual period of service.

Expense associated with awards of deferred stock units in the first quarter of 2008 or 2007 was not material.

Stock Options

Stock options on the Company’s common stock are awarded from time to time to executive officers and certain key employees of the Company. Stock options granted generally have a term of seven years and an exercise price equal to the market value of the underlying common stock on the date of grant.

A summary of stock option activity during the first quarter of 2008 follows:

	Shares	Weighted Average Exercise Price
Outstanding at January 1, 2008	909,987	$ 21.27
Granted	305,624	12.99
Exercised	–	–
Forfeited/Expired	(22,494)	23.16
Outstanding at March 31, 2008	1,193,117	$ 19.12
Exercisable at March 31, 2008	738,244	$ 21.67

The weighted average grant-date fair value of options granted in the first three months of 2008 was $5.24.

The following table summarizes the outstanding options at March 31, 2008:

Range of Exercise Price	Number Outstanding	Weighted Average Exercise Price	Aggregate Intrinsic Value	Weighted Average Remaining Contractual Term (Yrs)
$10.00 - $15.00	488,751	$ 13.41	$ 300,599	5.5
15.01 - 20.00	275,480	17.86	–	4.7
20.01 - 25.00	173,404	23.92	–	3.9
25.01 - 30.00	255,482	28.12	–	3.6
Total Outstanding	1,193,117	$ 19.12	$ 300,599	4.7

The following table summarizes the outstanding options that were exercisable at March 31, 2008:

Range of Exercise Price	Number Outstanding	Weighted Average Exercise Price	Aggregate Intrinsic Value	Weighted Average Remaining Contractual Term (Yrs)
$10.00 - $15.00	146,533	$ 13.98	$ 40,494	2.8
15.01 - 20.00	200,651	17.90	–	4.5
20.01 - 25.00	171,404	23.91	–	3.9
25.01 - 30.00	219,656	28.48	–	3.3
Total Exercisable	738,244	$ 21.67	$ 40,494	3.6

The intrinsic values above are based on the Company’s closing stock price of $13.83 on March 31, 2008. The Company collected no amounts from stock option exercises in the first quarter of 2008. The Company collected $0.6 million from stock option exercises that had a total intrinsic value of $0.3 million in the first quarter of 2007. In the first quarter of 2008 and 2007, the Company recorded expense of $0.3 million and $0.9 million, respectively, related to stock option awards. Unrecognized pre-tax expense of $1.7 million related to stock awards is expected to be recognized over the weighted average remaining service period of 4.7 years for awards outstanding at March 31, 2008.

The Company uses a lattice-based option pricing model. The fair value of stock options awarded during 2008 and 2007 was estimated at the date of grant based on the assumptions presented in the table below. Volatility, expected term and dividend yield assumptions were based on the Company’s historical experience. The risk-free rate was based on a U.S. treasury note with a maturity similar to the option award’s expected term.

	For the Three Months Ended March 31,
	2008		2007
	Range	Weighted Average	Range	Weighted Average
Volatility	37.3% – 41.9%	37.9%	45.0%	45.0%
Expected term (years)	5.0	5.0	4.5	4.5
Dividend yield	0.0%	0.0%	0.0%	0.0%
Risk-free rate	4.0%	4.0%	4.4%	4.4%

8.        COMPREHENSIVE INCOME

For the three months ended March 31, 2008 and 2007, comprehensive income was $3.6 million and $(13.6) million, respectively. The Company’s adjustment to net income (loss) to calculate comprehensive income was $1.7 million for the three months ended March 31, 2008 and 2007, and consisted entirely of cumulative foreign currency translation adjustments.

9.        COMMITMENTS AND CONTINGENCIES

Litigation

In December 2003, Environmental Infrastructure Group, L.P. (“EIG”) filed suit in the District Court of Harris County, Texas, against several defendants, including Kinsel Industries, Inc. (“Kinsel”), a wholly-owned subsidiary of the Company, seeking unspecified damages. The suit alleges, among other things, that Kinsel failed to pay EIG monies due under a subcontractor agreement. In February 2004, Kinsel filed an answer, generally denying all claims, and also filed a counter-claim against EIG based upon EIG’s failure to perform work required of it under the subcontract. In June 2004, EIG amended its complaint to add the Company as an additional defendant and included a claim for lost opportunity damages. In December 2004, the Company and Kinsel filed third-party petitions against the City of Pasadena, Texas, on the one hand, and Greystar-EIG, LP, Grey General Partner, LLC and Environmental Infrastructure Management, LLC (collectively, the “Greystar Entities”), on the other hand. EIG also amended its petition to add a fraud claim against Kinsel and the Company and also requested exemplary damages. The original petition filed by EIG against Kinsel seeks damages for funds that EIG claims should have been paid to EIG on a wastewater treatment plant built for the City of Pasadena. Kinsel’s third-party petition against the City of Pasadena seeks approximately $1.4 million in damages to the extent EIG’s claims against Kinsel have merit and were appropriately requested. The third-party petition against the Greystar Entities seeks damages based upon fraudulent conveyance, alter ego and single business enterprise (the Greystar Entities are the successors-in-interest to all or substantially all of the assets of EIG, now believed to be defunct). The parties have agreed upon a docket control order setting the matter for trial in February 2009. The Company believes that the factual allegations and legal claims made against it and Kinsel are without merit and intends to vigorously defend them.

On June 3, 2005, the Company filed a lawsuit in the United States District Court in Memphis, Tennessee against Per Aarsleff A/S, a publicly traded Danish company, and certain of its subsidiaries and affiliates. Since approximately 1980, Per Aarsleff and its subsidiaries held licenses for the Insituform® CIPP process in various countries in Northern and Eastern Europe, Taiwan, Russia and South Africa. Per Aarsleff also is a 50% partner in the Company’s German joint venture and a 25% partner in the Company’s manufacturing company in Great Britain. The Company’s lawsuit seeks, among other things, monetary damages in an unspecified amount for the breach by Per Aarsleff of its license and implied license agreements with the Company and for royalties owed by Per Aarsleff under the license and implied license agreements. On May 12, 2006, the Company amended its lawsuit in Tennessee to (i) seek damages based upon Per Aarsleff’s continued use of Company-patented technology in Denmark, Sweden and Finland following termination of the license agreements, (ii) seek damages based upon Per Aarsleff’s use of Company trade secrets in connection with the operation of its Danish manufacturing facility and (iii) seek an injunction against Per Aarsleff’s continued operation of its manufacturing facility. Per Aarsleff filed its Answer and Affirmative Defenses to the Company’s Amended Complaint on May 25, 2006. On October 25, 2006, Per Aarsleff filed a two count counterclaim against the Company seeking to recover royalties payments paid to the Company. On December 29, 2006, the Company and Per Aarsleff’s 50%-owned Taiwanese subsidiary (“PIEC”) settled their respective claims against each other in exchange for PIEC paying the Company $375,000, which amount was paid on December 29, 2006 (settlement of Taiwanese claims only, remainder of lawsuit continues). The Court has set this matter for trial beginning during the week of June 16, 2008. At March 31, 2008, excluding the effects of the claims specified in the lawsuit, Per Aarsleff owed the Company approximately $0.5 million related to royalties due under the various license and implied license agreements (over and above the Taiwanese settlement amount and the amounts allegedly underreported or misreported by Per Aarsleff) based upon royalty reports prepared and submitted by Per Aarsleff. The Company believes that these receivables are fully collectible at this time. At March 31, 2008, the Company had not recorded any receivable related to this lawsuit.

Boston Installation

In August 2003, the Company began a CIPP process installation in Boston. The $1.0 million project required the Company to line 5,400 feet of a 109-year-old, 36- to 41-inch diameter unusually shaped hand-laid rough brick pipe. Many aspects of this project were atypical of the Company’s normal CIPP process installations. Following installation, the owner rejected approximately 4,500 feet of the liner and all proposed repair methods. All rejected liner was removed and re-installed, and the Company recorded a loss of $5.1 million on this project in the year ended December 31, 2003. During the first quarter of 2005, the Company, in accordance with its agreement with the client, inspected the lines. During the course of such inspection, it was determined that the segment of the liner that was not removed and re-installed in early 2004 was in need of replacement in the same fashion as all of the other segments replaced in 2004. The Company completed its assessment of the necessary remediation and related costs and began work with respect to such segment late in the second quarter of 2005. The Company’s remediation work with respect to this segment was completed during the third quarter of 2005. The Company incurred costs of approximately $2.3 million with respect to the 2005 remediation work, which costs were recorded in the second quarter of 2005.

Under the Company’s “Contractor Rework” special endorsement to its primary comprehensive general liability insurance policy, the Company filed a claim with its primary insurance carrier relative to rework of the Boston project. The carrier paid the Company the primary coverage of $1 million, less a $250,000 deductible, in satisfaction of its obligations under the policy.

The Company’s excess comprehensive general liability insurance coverage is in an amount far greater than the costs associated with the liner removal and re-installation. The Company believes the “Contractor Rework” special endorsement applies to the excess insurance coverage; it incurred costs in excess of the primary coverage and it notified its excess carrier of the claim in 2003. The excess insurance carrier denied coverage in writing without referencing the “Contractor Rework” special endorsement, and subsequently indicated that it did not believe that the “Contractor Rework” special endorsement applied to the excess insurance coverage.

In March 2004, the Company filed a lawsuit in United States District Court in Boston, Massachusetts against its excess insurance carrier for such carrier’s failure to acknowledge coverage and to indemnify the Company for the entire loss in excess of the primary coverage. In March 2005, the Court granted the Company’s partial motion for summary judgment, concluding that the Company’s policy with its excess insurance carrier followed form to the Company’s primary insurance carrier’s policy. On May 25, 2006, the Court entered an order denying a motion for reconsideration previously filed by the excess insurance carrier, thereby reaffirming its earlier opinion. In September 2006, the Company filed a motion for summary judgment as to the issue of whether the primary insurance carrier’s policy provided coverage for the underlying claim and as to the issue of damages. The excess insurance carrier also filed a motion for summary judgment as to the issue of primary coverage. On September 28, 2007, the Court entered an order that granted the Company’s motion for summary judgment as to liability and denied the excess insurance carrier’s motion. The Court found that the excess carrier’s policy followed form to the primary policy and that the claim was covered under both policies. However, the Court found that there were factual questions as to the amount of the Company’s claim. The case was set for a jury trial as to damages on February 4, 2008. The day before trial was to begin, the excess insurance carrier advised the Court that it would stipulate to a damage award equal to the award the Company would ask the jury to award, $6.1 million. On March 31, 2008, the Court entered a final judgment in favor of the Company in the amount of $7.7 million ($6.1 million in actual damages and $1.6 million in prejudgment interest). The excess insurance carrier filed a notice of appeal on April 25, 2008.

During the second quarter of 2005, the Company, in consultation with outside legal counsel, determined that the likelihood of recovery from the excess insurance carrier was probable and that the amount of such recovery was reliably estimable. An insurance claims expert retained by the Company’s outside legal counsel reviewed the documentation produced with respect to the claim and, based on this review, provided the Company with an estimate of the costs that had been sufficiently documented and substantiated to date. The excess insurance carrier’s financial viability also was investigated during this period and was determined to have a strong rating of A+ with the leading insurance industry rating service. Based on these factors, the favorable court decisions in March 2005 and September 2007, the Company believed that recovery from the excess insurance carrier was both probable and reliably estimable and recorded an insurance claim receivable in connection with this matter.

The total claim receivable was $7.7 million at March 31, 2008, and was included in the prepaid and other assets caption on the consolidated balance sheet. The claim receivable is composed of actual remediation costs and pre-judgment interest as outlined in the table below:

	Documented Remediation Costs	Pre-Judgment Interest	Total
	(in thousands)
Claim recorded June 30, 2005	$ 5,872	$ 275	$ 6,147
Interest recorded July through December 31, 2005	–	165	165
Additional documented remediation costs recorded in the second quarter of 2006	526	–	526
Adjustment based on subsequent developments(1)	(343)	–	(343)
Interest recorded(2)	–	1,189	1,189
Claim receivable balance, March 31, 2008	$ 6,055	$ 1,629	$ 7,684

(1)	During the second quarter of 2007, the claim was adjusted down by $0.3 million as a result of subsequent developments in the matter. Interest was adjusted accordingly.

(2)
During the first quarter of 2008, the Company recorded in other income $0.1 million of pre-judgment interest. The remaining $7.6 million, which include documented remediation costs, was recorded in prior periods.

Department of Justice Investigation

The Company has incurred costs in responding to two United States government subpoenas relating to the investigation of alleged public corruption and bid rigging in the Birmingham, Alabama metropolitan area during the period from 1997 to 2003. The Company has produced hundreds of thousands of documents in an effort to fully comply with these subpoenas, which the Company believes were issued to most, if not all, sewer repair contractors and engineering firms that had public sewer projects in the Birmingham area. Indictments of public officials, contractors, engineers and contracting and engineering companies were announced in February, July and August of 2005, including the indictment of a former joint venture partner of the Company. A number of those indicted, including the Company’s former joint venture partner and its principals, have been convicted or pleaded guilty and have now been sentenced and fined. The Company has been advised by the government that it is not considered a target of the investigations at this time. The investigations are ongoing and the Company may have to incur additional legal expenses in complying with its obligations in connection with the investigations. The Company has been fully cooperative throughout the investigations.

Other Litigation

The Company is involved in certain other litigation incidental to the conduct of its business and affairs. Management, after consultation with legal counsel, does not believe that the outcome of any such other litigation will have a material adverse effect on the company’s consolidated financial condition, results of operations or cash flows.

Guarantees

The Company has entered into several contractual joint ventures in order to develop joint bids on contracts for its installation business and for tunneling operations. In these cases, the Company could be required to complete the joint venture partner’s portion of the contract if the partner were unable to complete its portion. The Company would be liable for any amounts for which the Company itself could not complete the work and for which a third party contractor could not be located to complete the work for the amount awarded in the contract. While the Company would be liable for additional costs, these costs would be offset by any related revenues due under that portion of the contract. The Company has not experienced material adverse results from such arrangements. Based on these facts, while there can be no assurances, the Company currently does not anticipate any future material adverse impact on its consolidated financial position, results of operations or cash flows.

The Company also has many contracts that require the Company to indemnify the other party against loss from claims of patent or trademark infringement. The Company also indemnifies its surety against losses from third party claims of subcontractors. The Company has not experienced material losses under these provisions and, while there can be no assurances, currently does not anticipate any future material adverse impact on its consolidated financial position, results of operations or cash flows.

The Company regularly reviews its exposure under all its engagements, including performance guarantees by contractual joint ventures and indemnification of its surety. As a result of the most recent review, the Company has determined that the risk of material loss is remote under these arrangements and has not recorded a liability for these risks at March 31, 2008 on its consolidated balance sheet.

10.      DERIVATIVE FINANCIAL INSTRUMENTS

From time to time, the Company may enter into foreign currency forward contracts to fix exchange rates for net investments in foreign operations. The Company’s currency forward contracts as of March 31, 2008, relate only to Canadian Dollar, Euro and Pound Sterling exchange rates. At March 31, 2008, a net deferred gain of $0.1 million related to these hedges was recorded in prepaid expenses and other assets and other comprehensive income on the consolidated balance sheet. All hedges were effective, and therefore, no gain or loss was recorded in the consolidated statement of operations. There was no financial instrument activity in the first quarter of 2007, nor were there any open positions at March 31, 2007.

The following table summarizes the Company’s derivative instrument positions at March 31, 2008:

			Weighted
			Average
			Remaining	Average
		Notional	Maturity	Exchange
	Position	Amount	in Months	Rate
Canadian Dollar	Sell	$20,000,000	1.0	1.001
Canadian Dollar	Buy	$7,500,000	1.0	1.028
Euro	Sell	€5,000,000	1.0	1.426
Pound Sterling	Sell	£5,000,000	1.0	2.033

In accordance with SFAS No. 157, the Company determined that the instruments summarized above are derived from significant unobservable inputs (“Level 3 inputs”).

The following table presents a reconciliation of the beginning and ending balances of the Company’s assets and liabilities measured at fair value on a recurring basis using Level 3 inputs at March 31, 2008 (in thousands):

Derivatives, net
Beginning balance, January 1, 2008	$(55)
Gains included in other comprehensive income	164
Ending balance, March 31, 2008	$109

11.      SEGMENT REPORTING

The Company operates in three distinct markets: sewer rehabilitation, water rehabilitation and energy and mining services. Management organizes the enterprise around differences in products and services, as well as by geographic areas. Within the sewer rehabilitation market, the Company operates in three distinct geographies: North America, Europe and internationally outside of North America and Europe. As such, the Company is now organized into five reportable segments: North American Sewer Rehabilitation, European Sewer Rehabilitation, Asia-Pacific Sewer Rehabilitation, Water Rehabilitation and Energy and Mining. Each segment will be regularly reviewed and evaluated separately.

In 2008, the Company has been in transition following the appointment of a new Chief Executive Officer in April. The Company has also realigned management of certain of its operations and experienced growth in certain previously immaterial operations. As a result of a review and assessment of the Company’s business operations by the Company’s new Chief Executive Officer, and in connection with the Company’s regular review and evaluation of its reportable segments, the Company identified new reportable segments according to the guidance of SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information. The Company previously had two reportable segments – Rehabilitation and Tite Liner. In connection with the realignment, the Company divided the Rehabilitation segment into four new reportable segments, and renamed the Tite Liner segment as its Energy and Mining segment. Previously reported data has been updated to reflect this change.

The following disaggregated financial results have been prepared using a management approach that is consistent with the basis and manner with which management internally disaggregates financial information for the purpose of making internal operating decisions. The Company evaluates performance based on stand-alone operating income (loss).

Financial information by segment was as follows (in thousands):

	Three Months Ended March 31,
	2008	2007

Revenues:
North American Sewer Rehabilitation	$ 81,054	$ 82,873
European Sewer Rehabilitation	25,610	20,448
Asia-Pacific Sewer Rehabilitation	1,539	–
Water Rehabilitation	1,873	–
Energy and Mining	15,852	11,661
Total revenues	$ 125,928	$ 114,982

Gross profit (loss):
North American Sewer Rehabilitation	$ 16,390	$ 11,796
European Sewer Rehabilitation	4,720	3,683
Asia-Pacific Sewer Rehabilitation	481	–
Water Rehabilitation	61	(62)
Energy and Mining	5,234	4,966
Total gross profit	$ 26,886	$ 20,383

Operating income (loss):
North American Sewer Rehabilitation	$ 1,241	$ (5,685)
European Sewer Rehabilitation	(935)	(994)
Asia-Pacific Sewer Rehabilitation	165	–
Water Rehabilitation	(601)	(417)
Energy and Mining	3,385	3,293
Total operating income (loss)	$ 3,255	$ (3,803)

The following table summarizes revenues, gross profit and operating income (loss) by geographic region (in thousands):

	Three Months Ended March 31,
	2008	2007

Revenues:
United States	$ 78,635	$ 81,015
Canada	12,204	10,831
Europe	26,542	20,448
Other foreign	8,547	2,688
Total revenues	$ 125,928	$ 114,982

Gross profit:
United States	$ 15,983	$ 11,908
Canada	3,922	3,517
Europe	4,784	3,684
Other foreign	2,197	1,274
Total gross profit	$ 26,886	$ 20,383

Operating income (loss):
United States	$ 1,250	$ (4,597)
Canada	2,190	1,524
Europe	(1,571)	(1,722)
Other foreign	1,386	992
Total operating income (loss)	$ 3,255	$ (3,803)